Exhibit 99.2

TRANSITION AGREEMENT

This Transition Agreement (this “Agreement”) by and between Outdoor Channel Holdings, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and Roger L. Werner, Jr. (“Werner”), is entered into as of January 25, 2012 (“Effective Date”). The Company and Werner shall be collectively referred to herein as the “Parties.”

A. WHEREAS, the Executive has been employed by the Company as its President and Chief Executive Officer pursuant to that certain Amended and Restated Employment Agreement dated as of April 14, 2009 by and between the Company and Werner (the “Employment Agreement”) and has served as a member of the board of directors of the Company (the “Board”);

B. WHEREAS, Werner desires to retire and resign as the President and Chief Executive Officer on January 31, 2012 (the “Transition Date”), and Werner has offered to continue his role as a member of the Board and to provide transition services on the terms and subject to the conditions set forth herein; and

C. WHEREAS, the Board and the Company appreciate all of the leadership, hard work and dedication Werner has provided the Company and its subsidiaries over the years; and

D. WHEREAS, the Company desires to retain the services of Werner following the Transition Date on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Section 1.1 Resignation as President and Chief Executive Officer. Effective as of the Transition Date, Werner shall resign from serving as the President and Chief Executive Officer of the Company and from all other positions Werner then holds as an officer and employee of the Company or of any of the Company’s subsidiaries. Werner hereby agrees to execute any and all documentation to effectuate such resignations upon request by the Company, but he shall be treated for all purposes as having so resigned from such positions on the Transition Date, regardless of when or whether he executes any such documentation. The Parties acknowledge and further agree that Sections 1 through 7 and Sections 9-12 of the Employment Agreement shall be terminated on the Transition Date without any further action.

Section 1.2 Co-Chairman Appointment. Werner shall continue to serve as a member of the Company’s Board. In addition, Werner shall be nominated to continue to serve as a member of the Company’s Board at the annual meeting of the stockholders to be held in 2012 (“Annual Meeting”). Commencing on the day after the Transition Date, Werner shall serve in the capacity of non-executive Co-Chairman of the Board through December 31, 2012, subject to any required stockholder approval. As a non-executive Co-Chairman, Werner shall be entitled to receive a monthly retainer equal to the monthly amount paid to the Company’s executive Co-Chairman, or Ten Thousand Dollars ($10,000) per month, in lieu of per meeting fees. If, after the Term, Werner is no longer the non-executive Co-Chairman and he continues to serve as a non-executive director, he will be entitled to receive the same grant of restricted stock units, annual retainer and per meeting fees as other non-employee directors. Such restricted stock units shall vest one year after the date of grant, provided that Werner continues to serve on the Board during the prior year. In the event the stockholders do not approve Werner’s nomination to serve as a member of the Company’s Board following the Annual Meeting, the Company shall continue to pay Werner an amount equal to the monthly Co-Chairman retainer (i.e., $10,000 per month) through December 31, 2012.

Section 1.3 Transition Period. Commencing on the day after the Transition Date through the Term of this Agreement, Werner shall make himself available to assist with an orderly transition of his responsibilities to a new chief executive officer as reasonably requested by the Company and shall have such other duties and responsibilities as may be assigned by the Board consistent with the Company’s objective of providing a smooth transition of Werner’s responsibilities (“Transition Services”).

Section 1.4 Compensation. Werner shall receive a monthly fee of Twenty-Five Thousand Dollars ($25,000) per month for providing Transition Services.

Section 1.5 Outstanding Equity Award. Pursuant to the Company’s 2004 Long-Term Incentive Plan, as amended (the “Plan”), a change in status between services provided as an Employee, Director, and a Consultant does not constitute an interruption of “Continuous Service” (as defined under the Plan). As such, for so long as Werner provides services contemplated by this Agreement throughout the Term, the remaining sixty thousand (60,000) unvested shares of Company common stock subject to the April 15, 2009 Restricted Share Award Agreement No. 529, shall continue to vest as set forth in such agreement (i.e., in equal quarterly installments of 15,000 shares each, such that the full sixty thousand (60,000) shares will be one hundred percent (100%) vested as of December 31, 2012, subject to the other vesting provisions therein).

Section 1.6 Office Space and Support. Werner will be responsible for supplying his own office space and support staff, if any. However, Transition Services may be performed at the Company’s premises upon the Company’s request (up to one visit to the Company’s California premises per month during the Transition Period). Any and all personnel hired by Werner, as employees, consultants, agents or otherwise (collectively “Staff”) shall be the sole responsibility of Werner. The Company further agrees to reimburse the reasonable expenses incurred by Werner in performing the Transition Services. Werner shall submit expense reports in the form required by the Company. Any expense incurred by Werner must be approved and documented to the Company’s satisfaction. Any reasonable business-related expense in excess of five hundred dollars ($500) will require prior written approval from the Company. Payment for reasonable business-related expenses shall be paid no later than thirty (30) days after Company’s receipt of the expense report. Werner shall comply with the Company’s travel policy in making any and all travel arrangements as required in conjunction with providing the Transition Services. Upon termination of this Agreement, Werner shall use best efforts to minimize all pre-approved additional charges, if any, to the Company as needed to wind down his transition services.

Section 1.7 The Parties agree that the Indemnification Agreement effective as of October 16, 2006 between the Company and Werner (the “Indemnification Agreement”) shall remain in full force and effect.

Section 1.8 Independent Contractor Status. Werner shall provide the services to the Company under this Agreement as an independent contractor, and, as such, shall be free to exercise his own discretion and judgment in the performance of such services and with respect to the time, place, method, and manner of performance. Nothing contained in this Agreement or in the performance of any consulting services shall be construed as creating the relationship of employer and employee between the Company and Werner. Werner will not be entitled to participate in any of the Company’s employee benefit plans or otherwise receive any insurance or other employee benefits provided to employees of the Company on account of any services provided by him under this Agreement.

Section 1.9 Withholding Tax. The Company shall not withhold federal, state or local taxes with respect to the compensation payable to Werner under this Agreement and Werner shall bear sole responsibility for the payment of all taxes due in connection with such compensation.

Section 1.10 Non-Exclusivity of Services. This Agreement does not prohibit Werner from performing services for other businesses, to the extent otherwise permitted under Section 1.13 below.

Section 1.11 Term and Termination. This Agreement shall commence on the Effective Date and shall continue in full force and effect until December 31, 2012, unless sooner terminated (the “Term”). Either Party may terminate the Term upon five (5) days’ prior written notice in the event the other Party materially breaches this Agreement; provided, that the non-breaching Party provides written notice describing the breach and a ten (10)-day opportunity to cure.

Section 1.12 Confidential Information and Invention Agreement. The At-Will Employment, Confidential Information and Invention Agreement between the Company and Werner, dated December 1, 2006 (the “NDA”), shall remain in full force and effect in accordance with the terms thereof; provided, that, for purposes of Section 3 thereof (Inventions) and Section 5 thereof (Returning Company Documents), Werner’s separation from employment shall not be deemed to occur until the end of the Term of this Agreement.

Section 1.13 Non-Competition. Given Werner’s detailed access to and knowledge of the Company’s Confidential Information (as defined in the NDA), Werner acknowledges and agrees that that, during the Term and through December 31, 2013, Werner will not (i) solicit any clients or employees of the Company (other than Werner’s personal assistant) for employment other than at the Company, (ii) directly or indirectly, solicit, call upon, or encourage any of the Company’s customers to do business with any of the Company’s Competitors, or (iii) directly or indirectly engage in, have any ownership interest in or participate in any entity that as of the date of termination, competes with the Company with respect to Outdoor Programming and the Aerial Cameras Business. Werner’s passive ownership of not more than 1% of any publicly traded company and/or 5% ownership of any privately held company will not constitute a breach of this Section 1.13. In addition, Werner’s ownership and involvement with the entities referenced on Exhibit B will also not constitute a breach of this Section 1.13. For purposes of this Agreement, “Outdoor Programming” means any television, internet or other media programming devoted primarily to traditional outdoor activities, such as hunting, fishing, shooting sports, rodeo, gold prospecting and related life-style programming. “Aerial Cameras Business” shall mean any business that engages in the design, manufacture and operation of suspended mobile aerial camera systems and related services.

Section 1.14 Voluntary Transition; Release. Werner hereby represents that the arrangements set forth herein are being entered into by the Parties based on Werner’s request to reduce his role with the Company. Werner also acknowledges and agrees that the compensation set forth in Sections 1.2 and 1.4 hereof is compensation to which he would not otherwise be entitled under the Employment Agreement. As an inducement to the Company to enter into this Agreement and in consideration of the rights and benefits to be provided by the Company to Werner, as described herein, each of the Parties hereby agrees to execute that certain Release of Claims Agreement attached hereto as Exhibit A (the “Release”) no later than the day after the Transition Date.

Section 1.15 Amendments. This Agreement may be amended, modified or supplemented only by an agreement in writing signed by the Parties.

Section 1.16 Assignment. This Agreement shall not be assigned by either party without the express written consent of the other party.

Section 1.17 Headings. Any reference in this Agreement to any “Section” shall be deemed to refer to such Section of this Agreement. The Section headings of this Agreement are only for the purpose of reference and shall not affect the meaning hereof.

Section 1.18 Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally; (b) one (1) business day after being sent overnight by a well-established commercial overnight service, or (c) four (4) business days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

Attn: Chairman of the Compensation Committee

c/o Corporate Secretary

with a copy to: its General Counsel

Outdoor Channel Holdings, Inc.

43445 Business Park Drive

Temecula, CA 92590

If to Werner:

at the last residential address known by the Company,

with a copy to:

Charles J. Downey III, Esq.

Susan Dixon, Esq.

Finn Dixon & Herling LLP

177 Broad Street, 15th Floor

Stamford, CT 06901

Section 1.19 Severability. In the event that any provision or any portion of any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision or portion of provision. The remainder of this Agreement shall be interpreted so as best to effect the intent of the Parties.

Section 1.20 Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation and any of the matters herein released, will be subject to binding arbitration in accordance with Section 17 of the Employment Agreement.

Section 1.21 Integration. This Agreement, together with the NDA and Release, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in a writing and signed by duly authorized representatives of the parties hereto. In entering into this Agreement, no party has relied on or made any representation, warranty, inducement, promise, or understanding that is not in this Agreement.

Section 1.22 Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

Section 1.23 Governing Law. This Agreement will be governed by the laws of the state of Connecticut without regard for choice of law provisions of any state or other jurisdiction.

Section 1.24 Acknowledgment. Werner acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

Section 1.25 Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned

[This Space Intentionally Left Blank]IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OUTDOOR CHANNEL HOLDINGS, INC.

/s/ Perry T. Massie	Date: January 25, 2012

By: Perry T. Massie Its: Chairman of the Board

/s/ Roger L. Werner, Jr.	Date: January 25, 2012

Roger L. Werner, Jr.

[SIGNATURE PAGE TO TRANSITION AGREEMENT]

EXHIBIT A

RELEASE OF CLAIMS AGREEMENT

RELEASE OF CLAIMS AGREEMENT

This Release of Claims Agreement (“Agreement”) is entered into by and between Roger L. Werner, Jr. (“Executive”) and Outdoor Channel Holdings, Inc. (“Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Executive has been employed by the Company as the Chief Executive Officer and President pursuant to that certain Amended and Restated Employment Agreement dated as of April 14, 2009 (the “Employment Agreement”);

WHEREAS, Executive will resign from employment with the Company effective at the close of business on January 31, 2012 (the “Transition Date”) and will continue as a member of the Company’s Board of Directors (the “Board’) as its Co-Chairman and will provide transition services, in each case, pursuant to the Transition Agreement dated January 25, 2012 (the “Transition Agreement”); and

WHEREAS, this Agreement is a material inducement to the Company to enter into the Transition Agreement.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

1. Consideration. This Agreement is an exhibit and an integral part of that certain Transition Agreement pursuant to which Executive will make himself available to serve as a consultant to the Company commencing on the day after the Transition Date through December 31, 2012 and as a member of the Board as set forth therein, in exchange for the compensation set forth therein.

2. Benefits. Executive acknowledges that he shall cease participation in all Company provided employee benefits, including but not limited to, the accrual of bonuses, vacation and paid time off as of the Transition Date, subject to Executive’s right to continue his health insurance and any other insurance-related benefits under COBRA.

3. Payment of Salary. Executive acknowledges and represents that, other than the consideration set forth in Transition Agreement, the compensation and benefits set forth in Section 8 of the Employment Agreement (including, without limitation, the Executive’s expected 2011 bonus subject to the finalization of the Company’s 2011 financial statements, which is payable by March 15, 2012), and the base salary earned by Executive through the Transition Date, the Company has paid all salary, wages, bonuses, accrued vacation/paid time off, housing allowances, relocation costs, interest, severance, outplacement costs, fees, commissions, and any and all other benefits and compensation due to Executive. Executive acknowledges that he has taken all of the vacation/paid time off that he is entitled to and that there is no unused accrued vacation/paid time off that needs to be paid to Employee through the Transition Date. Executive further acknowledges that with the exception of the April 15, 2009 Restricted Share Award Agreement No. 529, all of Executive’s rights under any non-expired Performance Unit Agreements, Stock Option Agreements and Restricted Stock Agreements previously entered into by and between the Executive and the Company shall terminate on the Transition Date.

4. In consideration for the Transition Agreement, the Executive for himself, and for his heirs, administrators, representatives, executors, successors and assigns (collectively “Releasers”) does hereby irrevocably and unconditionally release, acquit and forever discharge the Company, its subsidiaries, affiliates and divisions and their respective, current and former, trustees, officers, directors, partners, shareholders, agents, employees, consultants, independent contractors and representatives, including without limitation all persons acting by, through under or in concert with any of them (collectively, “Releasees”), and each of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law and in particular including any claim for discrimination based upon race, color, ethnicity, sex, age (including the Age Discrimination in Employment Act of 1967), national origin, religion, disability, or any other unlawful criterion or circumstance, which the Executive and Releasers had, now have, or may have in the future against each or any of the Releasees, including under the California Fair Employment Practices Act, and the California Fair Employment and Housing Act (collectively “Executive/Releaser Actions”) from the beginning of the world through the Transition Date.

5. The Executive acknowledges that: (a) this entire Agreement is written in a manner calculated to be understood by him; (b) he has been advised to consult with an attorney before executing this Agreement; (c) he was given a period of twenty-one days within which to consider this Agreement; and (d) to the extent he executes this Agreement before the expiration of the twenty-one day period, he does so knowingly and voluntarily and only after consulting his attorney. The Executive shall have the right to cancel and revoke this Agreement by delivering notice to the Company pursuant to the notice provision of Section 15 of the Employment Agreement prior to the expiration of the seven-day period following the date hereof, and no payments or benefits shall be made or provided under the Transition Agreement, until the day after the expiration of such seven-day period (the “Revocation Date”). Upon such revocation, this Agreement and the Transition Agreement shall be null and void and of no further force or effect.

6. Notwithstanding anything herein to the contrary, the sole matters to which the Agreement does not apply are: (a) the Executive’s rights to indemnification (whether arising under applicable law, the Company’s certificate of incorporation or bylaws, indemnification agreement, board resolution or otherwise) and directors and officers liability insurance coverage to which he was entitled immediately prior to the Transition Date with regard to his service as an officer or director of the Company; (b) the Executive’s rights under any tax-qualified pension or claims for accrued vested benefits or rights under any other employee benefit plan, policy or arrangement (whether tax-qualified or not) maintained by the Company or under COBRA; (c) the Executive’s rights under the Transition Agreement, (d) the Executive’s rights under Sections 8 and 12 and Sections 14 through 26 of the Employment Agreement which are intended to survive termination of employment, (e) the Executive’s rights as a stockholder of the Company, or (f) the Executive’s rights pursuant to the April 15, 2009 Restricted Share Award Agreement No. 529.

7. This Agreement (together with the Transition Agreement and the NDA (as defined therein)) is the complete understanding between the Executive and the Company in respect of the subject matter of this Agreement and supersedes all prior agreements relating to the same subject matter. The Executive has not relied upon any representations, promises or agreements of any kind except those set forth herein in signing this Agreement.

8. In the event that any provision of this Agreement should be held to be invalid or unenforceable, each and all of the other provisions of this Agreement shall remain in full force and effect. If any provision of this Agreement is found to be invalid or unenforceable, such provision shall be modified as necessary to permit this Agreement to be upheld and enforced to the maximum extent permitted by law.

9. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without reference to principles of conflict of laws.

10. The parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in accordance with Section 17 of the Employment Agreement.

11. This Agreement inures to the benefit of the Company and its successors and assigns.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

OUTDOOR CHANNEL HOLDINGS, INC.

Date:	By: Name: Perry T. Massie, Title: Chairman of the Board

Roger L. Werner, Jr., an individual

Date:        By:

Roger L. Werner, Jr.

[SIGNATURE PAGE TO RELEASE OF CLAIMS AGREEMENT]

EXHIBIT B

ENTITIES